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                                                                   EXHIBIT 10.17

                               FACTORING AGREEMENT

SUMMIT Financial Resources, L. P. ("SUMMIT"), a Hawaii limited partnership, and JK DISTRIBUTION INC., A NEVADA CORPORATION and JILL KELLY PRODUCTIONS, INC., A DELAWARE CORPORATION ("Client's"), agree as follows:

      1.    Definitions.

            a. "Acceptable account" shall mean an account of Client's conforming to the representations, warranties, and requirements of this Agreement.

            b. "Account" shall mean any and all accounts as defined in the Uniform Commercial Code, accounts receivable, amounts owing to Client's under any rental agreement or lease, payments on construction contracts, promissory notes or on any other indebtedness, any rights to payment customarily or for accounting purposes classified as accounts receivable, and all rights to payment, proceeds or distributions under any contract, of Client's, presently existing or hereafter created, and all proceeds thereof.

            c. "Account debtor" shall mean any account debtor obligated for payment of any account.

            d. "Account debtor dispute" shall refer to any delay or failure of an account debtor to timely pay an account or any portion of an account for any reason which is not solely a credit problem, including, without limitation, any dispute or claim against Client's (whether or not relating to the goods or services sold giving rise to the account), whether or not valid, setoff, deduction, or any other alleged defense or counterclaim. An account subject to both a credit problem and an account debtor dispute shall be treated as subject only to an account debtor dispute.

            e. "Advance" or "Advances" shall mean an advance described in Paragraph 3, Purchase Price of Accounts, below.

            f. "Chargeback" refers to the procedure whereby a Client's purchases an account back from SUMMIT pursuant to the recourse or limited non-recourse obligations of Client's under this Agreement or pursuant to any other provision of this Agreement.

            g. "Collateral" refers collectively to the following, and to any other collateral or security for the obligations of Client's under this Agreement:

                  (1) All inventory as defined in the Uniform Commercial Code, wherever located, all goods, merchandise or other personal property held for sale or lease, names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof and all related rights, title and interest, all raw materials, work or goods in process or materials or supplies of every nature used, consumed or to be used in Client's business, all packaging and shipping materials, and all other goods customarily or for accounting purposes classified as inventory, of Client's, now owned or hereafter acquired or created, all proceeds and products of the foregoing and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the foregoing, all property received wholly or partially in trade or exchange for any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein.

                  (2)   All accounts (as defined in Subparagraph "b", above).

                  (3) Any and all general intangibles of Client's, presently existing or hereafter arising, including general intangibles as defined in the Uniform Commercial Code, chooses in action, proceeds, contracts, distributions, dividends, refunds, security deposits, judgments, insurance claims, any right to payment of any nature, intellectual property rights or licenses, any other rights or assets of Client's customarily or for accounting purposes classified as general intangibles, and all documentation and supporting information related to any of the foregoing, and all proceeds thereof.

                  (4) All balances, reserves, deposits, debts or any other amounts or obligations of SUMMIT owing to Client's, including, without limitation, any rebates, the Reserve, and any other amounts owing pursuant to this Agreement, whether or not due, now existing or hereafter arising or created, and all proceeds thereof.

                  (5) All equipment and goods as defined in the Uniform Commercial Code, all motor vehicles, including all tires, accessories, spare and repair parts, and tools, wherever located, and all related right, title and interest, of Client's, now owned or hereafter acquired or created, all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein (collectively, the "Equipment").

            h. "Credit problem" means the filing of a petition for relief under Chapter 7 or Chapter 11 of the United States Bankruptcy Code by an account debtor within ninety (90) days of the date of the invoice.

            i. "Discount" shall mean the discount described in Paragraph 3, Purchase Price of Accounts, below.

            j. "Event of Default" shall mean an event of default as defined in Paragraph 25, Default and Remedies, below.

            k. "Person" shall mean an individual, corporation, partnership, trust, or any other legal entity.

            l. "Rebate" shall mean the rebate described in Paragraph 3, Purchase Price of Accounts, and 4, Payment of Purchase Price and Rebate below.

            m. "Reserve" shall mean the Reserve described in Paragraph 5, Reserve for Security, below.

      2.    Factoring of Accounts.

                  SUMMIT may purchase from Client's such acceptable accounts as
            Client's may submit to SUMMIT, subject to the terms and conditions of this agreement. The obligation of SUMMIT to purchase accounts from Client's is discretionary and SUMMIT shall have no obligation to purchase any account from Client's, notwithstanding anything to the contrary in this Agreement. SUMMIT may decline to purchase any account submitted by Client's for any reason or for no reason, without notice, regardless of any course of conduct or past purchases of accounts by SUMMIT.

                  SUMMIT shall be the sole and exclusive factor for Client's accounts. Client's will not factor or otherwise finance its accounts receivable except with SUMMIT.

                  Notwithstanding anything to the contrary in this Agreement, the purchase of accounts by SUMMIT shall be deemed to be a true purchase with transfer of title and shall not be deemed to be a loan arrangement or secured transaction, except to the extent that a true purchase of accounts is subject to laws relating to secured transactions.

                                                Initial [_________] Date 3/29/01

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      3.    Purchase Price of Accounts.

                  An advance shall be the amount paid to Client's by SUMMIT upon the initial purchase of an acceptable account. The amount of the advance shall be the face amount of each account less the discount. The discount shall be Thirty-Five Percent (35%) of the face amount of each account. The amount of the discount may be adjusted by SUMMIT at any time. The discount will be indicated on the factoring bill of sale.

                  Client's shall be entitled to a rebate on the discount
            determined as follows:

                        Discount
                        -Base Commission
                        -Total Daily Funds
                        Charges Rebate

                  The base commission shall be calculated at a rate of Two
            Percent (2.0%) of the face amount of each account for the first Sixty (60) day period, or part thereof, and an additional One and One Quarter of One Percent (1.25%) of the face amount of each account for each additional Thirty (30) day period, or part thereof, until payment in full is received on the account. If Client's are declared in default pursuant to Section 25 of the Agreement, Client's shall be obligated to pay to SUMMIT, on all obligations, a base commission that is ten percent (10%) above the otherwise applicable base commission from and after the occurrence and during the continuance of an Event of Default.

                  The total daily funds charges will be determined as follows:

                        Daily Funds Rate
                        x Advance Amount
                        Daily Funds Charge

                        Daily Funds Charge
                        x Days Outstanding
                        Total Daily Funds Charges

                  The daily funds rate shall be the prime rate as announced in the Wall Street Journal plus Two Percent (2.00%) divided by 360. If Client's are declared in default pursuant to Section 25 of the Agreement, Client's shall be obligated to pay to SUMMIT, on all obligations, a daily funds rate that is ten percent (10%) above the otherwise applicable daily funds rate from and after the occurrence and during the continuance of an Event of Default. The prime rate shall be adjusted and initially determined in accordance with the following provision:

                        At the option of SUMMIT, the prime rate may be adjusted from time to time as of the date of any change in the prime rate. The initial prime rate shall be the prime rate in effect under this formula on the date of this Factoring Agreement.

                  The days outstanding shall be the number of days from purchase of the account by SUMMIT until payment in full is received by SUMMIT.

                  The Monthly Minimum Fee shall be determined by multiplying One
            Half of One Percent (.50%) by the Maximum Credit Line. Such payment shall be due and payable upon demand and may be treated as a chargeback.

                  Client's shall be obligated to pay the Monthly Minimum Fee for at least Twenty-four (24) months from the date of this Agreement, notwithstanding any termination by Client's pursuant to Section 16, Termination of Factoring, or any termination based on any Event of Default. If Client's decide to terminate prior to the end of the term, Client's will be obligated to pay the greater of Two Percent (2.00%) of the Maximum Credit Line or the Monthly Minimum Fee multiplied by the number of months remaining in the Factoring Agreement. Unless Client's give SUMMIT written notice that it will not renew this Agreement at least sixty (60) days prior to the end of such period, this obligation to pay the Monthly Minimum Fee shall automatically renew and be extended for successive additional periods of Twelve (12) months each until such notice is timely given. A Facility Fee of Two Percent (2.00%) of the Maximum Credit Line shall be due and payable upon each one year anniversary date of the Factoring Agreement.

                  At no time will the aggregate outstanding financed balance exceed Three Hundred Fifty Thousand Dollars ($350,000.00) (the "Maximum Credit Line"). A Line Origination fee of Two Percent (2.00%) of the Maximum Credit Line shall be payable at the time of the first advance.

                  Payments will be applied against proper accounts after
            allowing five (5) business days for collection and clearance of payments.

      4.    Payment of Purchase Price and Rebate.

                  Payment to Client's for accounts factored to SUMMIT will be available within three (3) business days of the date the account and all other required documentation is received by SUMMIT. Any rebate owing to Client's by SUMMIT will be paid after the weekly collection cycle or at such other intervals as may be determined by SUMMIT.

                  Payment shall be made in accordance with any written
            instructions of Client's which are agreed to by SUMMIT. Absent other instructions, payment shall be made by the mailing of a check to Client's.

      5.    Reserve for Security.

                  As security for the payment of recourse obligations and
            performance of all obligations of Client's hereunder, SUMMIT may withhold a reserve (the "Reserve") from amounts owing to Client's by SUMMIT

                  The Reserve may be funded by SUMMIT withholding amounts owing to Client's for advances or for rebates or, upon request of SUMMIT, Client's will from time to time pay SUMMIT an amount sufficient to fund the Reserve.

                  In the sole discretion of SUMMIT, the amount of the Reserve may be adjusted at any time.

                  SUMMIT may, at any time and from time to time, regardless of whether the obligation is delinquent, setoff and apply all or any part of the Reserve to any obligation of Client's owing to SUMMIT. Upon doing so, SUMMIT may fund the resulting deficiency in the Reserve by again withholding payments owing to Client's as provided in this paragraph.

                  Upon termination of the right of Client's to submit accounts to SUMMIT as provided in Paragraph 16 Termination of Factoring, any balance of the Reserve shall be due and owing and paid to Client's upon completion of the following conditions: (1) all amounts owing to SUMMIT by Client's pursuant to this Agreement or otherwise have been paid in full; and (2) Ninety-one (91) days have elapsed since such termination.

                                               Initial [_________] Date 3/29/01

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                  SUMMIT shall be free to use the Reserve as working capital or as SUMMIT otherwise determines. SUMMIT shall have no obligation to segregate, not commingle or otherwise account for the use of the Reserve. Client's shall not be entitled to any interest on the Reserve. The Reserve shall be a debt owed to Client's by SUMMIT, payable in accordance with the terms and conditions of this Agreement.

      6.    Recourse and Limited Non-Recourse Purchases.
            All accounts shall be purchased with limited non-recourse.

                  All account shall be subject to chargeback if not paid in full within ninety (90) days of the date on the face of the invoice unless the account debtor fails to pay due to a credit problem.

                  Client's agree to purchase any and all chargeback accounts, or the uncollected portion thereof, from SUMMIT upon demand. The purchase price to be paid by the Client's for a chargeback shall be the face amount of the account, less any collections received on the account by SUMMIT.

                  Any waiver or extension by SUMMIT of the right to demand that
            Client's purchase any chargeback accounts shall not constitute a waiver or extension to any other accounts and such waiver or extension may be revoked at any time without notice.

      7.    Credit Insurance.

                  SUMMIT may, but is not obligated to, obtain an umbrella credit insurance policy for factored accounts receivable. The umbrella policy will provide coverage for certain losses due to insolvency (as defined in the policy). SUMMIT may elect to place coverage under the policy on any accounts factored pursuant to this Factoring Agreement and or require the Client's to purchase coverage under the policy when any account represents Twenty Five percent (25%) of the total outstanding factored accounts. Client's may also elect, by written notice to SUMMIT, to place coverage under the policy on any accounts factored pursuant to this Factoring Agreement. Placement of coverage shall be subject to the policy being in effect, coverage being available under the terms and conditions and dollar limitations of the policy, and any required approval of the insurer.

                  Client's shall pay SUMMIT a fee in an amount equal to
            five-tenths percent (.5%) of the face amount of each invoice for which coverage under the policy is placed. This fee is payable upon demand and may be deducted from amounts owing to Client's by SUMMIT.

                  Credit insurance coverage shall be subject to all terms and conditions of the policy. No obligations of Client's under this Factoring Agreement shall be excused or deferred based upon insurance coverage or any pending claim under the policy. Upon payment of any claim under the policy to SUMMIT, SUMMIT shall, in its discretion, pay the payment to Client's as reimbursement for corresponding chargeback obligations creating the claim that Client's has paid to SUMMIT, apply the payment to other obligations of Client's to SUMMIT, or add the payment to the Reserve.

      8.    Chargeback Procedure.

                  Upon an account becoming eligible for chargeback, chargeback shall be deemed to have automatically taken place at that time. SUMMIT may then (i) setoff such chargeback against any amount then or thereafter owing by SUMMIT to Client's, including, without limitation, payments for the purchase of accounts; (ii) notify Client's that chargeback has been made, identifying the subject accounts, whereupon Client's shall promptly purchase such accounts and pay the amount owing to SUMMIT, (iii) SUMMIT may debit the Reserve, or (iv) SUMMIT may exercise any combination of the alternatives set forth in this paragraph as to any account or group of accounts.

      9.    Collection Procedures.

            a. SUMMIT shall have the exclusive right to collect accounts and receive payments thereon. Client's shall not bill for, submit any invoice, or otherwise attempt to collect any factored account except as authorized in writing by SUMMIT.

            b. Client's agrees to pay all reasonable handling and out of pocket costs incurred by SUMMIT in collection of the accounts of Client's, including, without limitation, postage, credit and search expenses, photocopy charges, and long distance phone expenses. Payment of such costs shall be due upon request. SUMMIT may deduct such costs from amounts owing to Client's and may debit the Reserve for such costs.

            c. Client's shall promptly and completely respond to all requests from SUMMIT for any information or records requested to assist in collection of factored accounts. If Client's fails to respond to any request within five (5) days, SUMMIT may treat the account as a chargeback.

            d. Client's may authorize SUMMIT to revise the amount of or otherwise modify an outstanding account. SUMMIT shall have no obligation to advise the account debtor of such revision except to send the account debtor any revised invoice which may be provided to SUMMIT by Client's. In the event such revision results in a reduction in the amount owing on such account, such reduced amount may be treated as a chargeback.

            e. In the event an account debtor makes payment to Client's on an account which has been purchased by SUMMIT, Client's shall immediately deliver the payment to SUMMIT. If payment is made in cash, such payment shall be immediately delivered to SUMMIT. If payment is made by check or similar instrument, such instrument shall be immediately delivered to SUMMIT in the form received without negotiation. Upon inquiry from the account debtor or upon request of SUMMIT, Client's shall notify the account debtor to make payment directly to SUMMIT. Any payments received by Client's on accounts purchased by SUMMIT shall be held in trust by Client's for SUMMIT.

                  If any payment received by Client's on an account which has been purchased by SUMMIT is deposited or negotiated by Client's, or if Client's fails to tender the payment to SUMMIT within five (5) business days of receipt by Client's, Client's shall promptly pay SUMMIT an amount equal to ten percent (10%) of the payment, not as a penalty but as liquidated damages, to compensate SUMMIT for additional administrative and collection expenses, interest costs and other damages resulting from such action. Client's acknowledges and agrees that it would be very difficult or impossible to calculate such damages and that ten percent (10%) of the payment is a fair estimation of those damages.

                  Upon failure by Client's to immediately deliver any such payment or ten percent (10%) fee to SUMMIT, SUMMIT may treat the amount of such payment and fee as a chargeback. The duty of Client's to immediately deliver any such payment and to pay any such fee to SUMMIT shall terminate only when such chargeback is paid.

                  Client's acknowledge and agree that it has no right, title or interest whatsoever in the funds constituting payment of an account purchased by SUMMIT, that said funds are the sole and exclusive property of SUMMIT, and that any use of or interference with said funds by Client's will result in civil and criminal liability.

            f. Client's shall immediately notify SUMMIT of any account debtor dispute concerning an account purchased by SUMMIT and of any bankruptcy filing, lien, garnishment or other legal action concerning such accounts.

            g. SUMMIT shall make a good faith, commercially reasonable effort to collect the factored accounts. It is agreed that collection of accounts in a commercially reasonable manner does not require, and SUMMIT shall have no obligation to, commence any legal action, including the sending of an attorney's demand letter, to collect any account. Client's hereby waives and releases any and all claims relating to or arising out of any act or omission by SUMMIT in the collection of the factored accounts, gross negligence and intentional misconduct excepted.

                                               Initial [_________] Date 3/29/01

                                       3
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            h.    Upon request of SUMMIT, Client's will cause all payments on all accounts of Client's, whether or not factored to SUMMIT, to be sent directly to such address as may be designated by SUMMIT. SUMMIT is authorized to receive and open all such payments and retain such payments which are owing to SUMMIT.

            i. Upon request of SUMMIT, Client's will tender to SUMMIT all payments received by Client's from an account debtor on accounts created after Client's begins factoring any accounts of that account debtor to SUMMIT, whether or not those accounts are factored to SUMMIT. Upon such request being made, all such payments received by Client's shall be the sole and exclusive property of SUMMIT and shall be held in trust by Client's for SUMMIT. All such payments shall be applied on obligations of that account debtor to SUMMIT.

            j. In the event SUMMIT receives any payment from an account debtor on an account which has not been factored to SUMMIT, SUMMIT may, subject to any rights of the account debtor, apply such payment to any other obligation of Client's owing to SUMMIT, including, without limitation, funding of any deficiency in the Reserve.

      10.   Acceptable Accounts.

                  SUMMIT will purchase only acceptable accounts. An acceptable account must meet all of the following requirements and conditions:

            a. The account shall be evidenced by an invoice submitted to SUMMIT in duplicate meeting the following conditions:

                  (1)   Contain the Client's name, invoice number, and date;

                  (2) Contain the full and complete name and address of the account debtor;

                  (3) Clearly set forth the amount owing and to be collected by SUMMIT;

                  (4) State the due date and any other terms for payment of the account;

                  (5)   Be completely legible;

                  (6) Be stamped with a notice, in a form acceptable to SUMMIT, stating that the account has been purchased by SUMMIT and is payable to SUMMIT; and

                  (7) Be accompanied by such other documents as are required by SUMMIT.

            b. The account shall be submitted to SUMMIT within seven (7) business days of the date the goods are sold or services performed giving rise to the account are completed, except as otherwise approved in writing by SUMMIT.

            c. The invoice shall be accompanied by proof of delivery of goods or performance of services acceptable to SUMMIT.

            d. The account shall meet and comply with the following conditions:

                  (1) Client's has sole and unconditional good title to the account, the account and any goods sold to create the account being free from any other security interest, assignment, lien or other encumbrance of any type;

                  (2) The account is a bona fide obligation of the account debtor for the amount identified on the account and there have been no payments, deductions, credits, payment terms, or other modifications or reductions in the amount owing on such account except as set forth on the face of the invoice;

                  (3) To the best knowledge of Client's, there are no defenses or setoffs to payment of the account which can be asserted by way of defense or counterclaim against Client's or SUMMIT;

                  (4) To the best knowledge of Client's, the account will be timely paid in full by the account debtor;

                  (5) Any services performed or goods sold which give rise to the account have been rendered or sold in compliance with all applicable laws, ordinances, rules and regulations and were performed or sold in the ordinary course of Client's business;

                  (6) There have been no extensions, modifications, or other agreements relating to payment of such account except as shown upon the face of the invoice;

                  (7) The account debtor is located or authorized to do business within the United States; and

                  (8) No proceeding has been commenced or petition filed under any bankruptcy or insolvency law by or against the account debtor, no receiver, trustee or custodian has been appointed for any part of the property of the account debtor, and no property of the account debtor has been assigned for the benefit of creditors.

      11.   Grant of Security Interest.

                  Client's hereby grant SUMMIT a security interest in the
            Collateral. The Collateral shall secure all obligations of Client's to SUMMIT arising under or relating to this Agreement and all other obligations of Client's to SUMMIT which recite that they are secured by the Collateral.

                  Clients' obligations under this Agreement may also be secured by other collateral as may be evidenced by other documentation apart from this Agreement.

                  Clients' and SUMMIT acknowledge that all security interests and liens contemplated herein are given as a contemporaneous exchange for new value to Client's, regardless of when advances under this Agreement are actually made.

      12.   Representations, Warranties and Covenants of Client's.

                  Client's represent, warrant and covenant that:

            a.    All accounts sold to SUMMIT are acceptable accounts;

            b. Client's has been duly organized or incorporated, as the case may be, and is in good standing, under the laws of the state of its organization or incorporation;

            c. The place of business of Client's, or, if Client's have more than one place of business, the location of its chief executive office, is in the City of Los Angeles, County of Los Angeles, State of California, and will not be moved therefrom without at least thirty (30) days prior written notice to SUMMIT;

            d. All records of Client's pertaining to accounts sold to SUMMIT shall be kept and stored in the City of Los Angeles, County of Los Angeles, State of California, and will not be moved therefrom without at least thirty (30) days prior written notice to SUMMIT;

            e. The Equipment will be located in the State of California and, other than temporary (not to exceed three months) uses outside that state in the ordinary course of Clients' business, will not be removed from that state without the prior written consent of SUMMIT;

            f. Client's shall keep the Equipment in good repair and be responsible for any loss or damage to the Equipment. Client's shall pay when due all taxes, license fees and other charges on the Equipment. Client's shall not sell, misuse, conceal, or in any way dispose of the Equipment or permit it to be used unlawfully or for hire or contrary to the provisions of any insurance coverage. Risk of loss of the Equipment shall be on Client's at all times unless SUMMIT takes possession of the Equipment. Loss of or damage to the Equipment or any part thereof shall not release Client's from any of the obligations secured by the Equipment. SUMMIT or its representatives may, at any time and from time to time, enter any premises where the Equipment is located and inspect, audit and check the Equipment;

                                               Initial [_________] Date 3/24/01

                                       4
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            g.    Client's agree to insure the Equipment, at Clients' expense, against loss, damage, theft, and such other risks as SUMMIT may request to the full insurable value thereof with insurance companies and polices satisfactory to SUMMIT. Proceeds from such insurance shall be payable to SUMMIT as its interest may appear and such policies shall provide for a minimum ten days written cancellation notice to SUMMIT. Upon request, policies or certificates attesting to such coverage shall be delivered to SUMMIT. Insurance proceeds may be applied by SUMMIT toward payment of any obligation secured by this agreement, whether or not due, in such order of application as SUMMIT may elect.

            h. Client's are duly qualified to do business in each jurisdiction where the conduct of its business requires such qualification,

            i. Client's have all necessary licenses and other certificates or permits required for the conduct of its business and all such necessary licenses and other certificates or permits are current and will be maintained at all times;

            j. Client's have and shall maintain the full power and authority to conduct the business in which it engages and to enter into and perform its obligations under this Agreement.

            k. The execution, delivery and performance by Client's of this Agreement have been duly authorized by all necessary action on the part of Client's, and are not inconsistent with any Articles of Incorporation, By-Laws, Articles of Partnership, or other organizational document of Client's, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which Client's is a party or by which it is bound, and upon execution and delivery hereof, this Agreement will constitute a legal, valid and binding agreement and obligation of Client's, enforceable in accordance with its terms;

            l. All financial statements of Client's, and of any guarantor of Clients' obligations under this Agreement, have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of Client's and any such guarantor as of the date thereof and the results of operations for the period or periods covered thereby. Since the date of such financial statements there has been no material, adverse change in the financial condition of Client's or any such guarantor. Client's agrees to submit financial statements for Client's to SUMMIT and Client's shall cause any such guarantor to submit financial statements for such guarantor to SUMMIT as may be requested by SUMMIT, all such financial statements to be prepared in accordance with generally accepted accounting principles and to be in a form and from a firm acceptable to SUMMIT;

            m. Client's shall conduct its business in a lawful manner and in compliance with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders and shall pay when due all lawfully imposed taxes upon its property, business and income;

            n. Client's will at all times keep accurate and complete records relating to its accounts. Client's shall not show factored accounts as an asset on its financial statements. SUMMIT and its representatives shall have the right at any reasonable time to enter any premises where any such records are located to inspect, audit, check, copy and make extracts from any records or other data relating to said accounts or to any other transactions between SUMMIT and Client's. Reasonable out of pocket expenses to conduct such audits or inspections will be the responsibility of the Client's;

            o. This Agreement, the financial statements referred to herein, and all other statements furnished by Client's to SUMMIT in connection herewith contain no untrue statement of a material fact and omit no material fact necessary to make the statements contained therein or herein not misleading. Client's represents and warrants that it has not failed to disclose in writing to SUMMIT any fact that materially and adversely affects, or is reasonably likely to materially and adversely affect, Client's's business, operations, properties, prospects, profits, condition (financial or otherwise), or ability to perform this Agreement; and

            p. Client's agree to execute any financing statements, notices of assignment, and other documents reasonably requested by SUMMIT for perfection or enforcement of the rights and interests of SUMMIT, and to give good faith, diligent cooperation to SUMMIT, and to perform such other acts reasonably requested by SUMMIT for perfection and enforcement of the rights and interests of SUMMIT. SUMMIT is authorized to file, record, or otherwise utilize such documents as it sees fit.

      13.   Representations, Warranties and Covenants Concerning Collateral.

                  Client's represent, warrant, and covenant concerning the
            Collateral as follows:

            a. Client's have sole and unconditional good title to the Collateral, the Collateral being free from any other security interest, assignment, lien or other encumbrance of any type, except as has been previously disclosed to SUMMIT; and

            b. The Collateral will be kept free from any other security interest, assignment, lien or other encumbrance of any type, except as consented to in writing by SUMMIT.

            c. Client's agree to insure the Collateral, at Clients' expense, against loss, damage, theft, and such other risks as SUMMIT may request to the full insurable value thereof with insurance companies and policies satisfactory to SUMMIT. Proceeds from such insurance shall be payable to SUMMIT as its interests may appear and such policies shall provide for a minimum ten days written cancellation notice to SUMMIT. Upon request, policies or certificates attesting to such coverage shall be delivered to SUMMIT. Insurance proceeds may be applied by SUMMIT toward payment of any obligation secured by the Collateral, whether or not due, in such order of application as SUMMIT may elect.

      14.   Assignment of Rights Concerning Collateral.

                  Client's hereby assign to SUMMIT all of its interest in and rights to any inventory or other goods giving rise to the accounts factored to SUMMIT which may be returned by account debtors, all rights as an unpaid vendor or lienor, all rights of stoppage in transit, replevin and reclamation relating thereto, all rights in and to all security therefor and guarantees thereof, all rights against third parties with respect thereto, and all rights under the Uniform Commercial Code and any other law, statute, regulation or agreement. Any goods so recovered or returned shall be set aside, marked with the name of SUMMIT, and held for the account of SUMMIT. Client's will promptly notify SUMMIT of all such returned or recovered inventory or other goods.

                  Upon request, Client's shall deliver such inventory or other goods to SUMMIT. SUMMIT may take possession of such inventory or other goods and resell such inventory or other goods. Client's shall pay all reasonable costs and expenses incurred in taking possession and selling such inventory and other goods, including, without limitation, reasonable attorneys fees and legal expenses, transportation expenses, storage expenses, insurance, and sales commissions. Such reasonable costs and expenses may be treated as a chargeback. All proceeds from such resale shall be retained by SUMMIT and the net proceeds credited against the obligations of Client's.

      15.   Adjustments Upon Refund of Collections.

                  In the event SUMMIT is required to refund or pay back any
            collection received on any factored account for any reason other than a credit problem concerning a limited recourse account, Client's shall promptly reimburse SUMMIT for such amount. Such reimbursement may be treated as a chargeback.

                                               Initial [_________] Date 3/29/01

      16.   Termination of Factoring.

                  The right of Client's to submit accounts to SUMMIT for
            factoring shall remain in force and effect until terminated by either party hereto by giving sixty (60) days written notice of such termination. This Agreement may be terminated by SUMMIT at any time without notice should any default occur. Upon the effective date of such notice, Client's and SUMMIT shall be excused from the covenants of the second paragraph of Paragraph 2 Factoring of Accounts providing that SUMMIT shall be the sole and exclusive factor for Clients' accounts.

                  Upon such termination or in the event an Event of Default
            terminates the right of Client's to submit accounts to SUMMIT, at the election of SUMMIT all outstanding, recourse accounts factored to SUMMIT may be immediately subject to chargeback.

                  In the event Client's elect to terminate its right to submit accounts to SUMMIT or an Event of Default terminates the right of Client's to submit accounts to SUMMIT within ninety (90) days of the date of this Agreement, Client's shall forfeit to SUMMIT twenty-five percent (25%) of the Reserve, not as a penalty but as liquidated damages to compensate SUMMIT for loss of profits, recovery of expenses, and other damages resulting from such premature termination. Client's acknowledge and agree that it would be very difficult or impossible to calculate such amounts and that twenty-five percent (25%) of the Reserve is a fair estimation of those amounts.

      17.   Right to Perform for Client's.

                  SUMMIT may, in its sole discretion, elect to discharge any security interest, lien or other encumbrance upon any account purchased by SUMMIT from Client's, elect to pay any insurance charges payable by Client's or provide insurance as required herein if Client's fails to do so. Any such payments and all expenses incurred in connection therewith shall be treated as a chargeback. SUMMIT shall have no obligation to discharge any such security interest, lien or other encumbrance or pay such insurance charges or provide such insurance. In the event Client's is indebted to SUMMIT as the account debtor on any account which has been purchased by SUMMIT, SUMMIT may treat such debt as a chargeback.

      18.   Power of Attorney to Endorse Checks.

                  Client's does hereby make, constitute and appoint SUMMIT, and its designees, as its true and lawful attorneys-in-fact, with full power of substitution, with full power to endorse the name of Client's upon any checks or other forms of payment on accounts purchased by SUMMIT and to effect the deposit and collection thereof. Such power may be exercised at any time. Client's does hereby make, constitute, and appoint SUMMIT, and its designees, as Clients' true and lawful attorneys in fact, with full power of substitution, such power to be exercised only upon the occurrence of an Event of Default, to: (a) receive, open, and dispose of all mail addressed to Client's; (b) cause mail relating to accounts of Client's sold to SUMMIT to be delivered to a designated address of SUMMIT where SUMMIT may open all such mail and remove therefrom any payment of such accounts; (c) SUMMIT may settle or adjust account debtor disputes in respect to said accounts for amounts and upon such terms as SUMMIT, in good faith, deems to be advisable, in such case crediting Client's with only the proceeds received and collected by SUMMIT after deduction of SUMMIT' costs, including reasonable attorneys fees and legal expenses; and (d) SUMMIT may do any and all other things necessary or proper to carry out the intent of this Agreement and to perfect and protect the rights of SUMMIT created under this Agreement. Exercise of any of the foregoing powers shall be in the sole discretion of SUMMIT without any duty to do so.

      19.   Disclosure of Information.

                  Client's hereby consents to SUMMIT disclosing to any financial institution or investor providing financing for SUMMIT, any and all information, knowledge, reports and records, including, without limitation, financial statements, concerning Client's or any guarantor.

      20.   Fee on Unpaid Chargebacks.

                  In the event Client's fail to pay any chargeback, Client's agree to pay a fee on the chargeback amount from the date of chargeback until paid, both before and after judgment, of thirty six percent (36%) per annum, unless such fee is in violation of law in which case such fee shall be at the maximum rate allowable by law.

      21.   Sale of All Acceptable Accounts.

                  Unless otherwise agreed in writing by SUMMIT, Client's may not sell only a portion of the accounts for any particular account debtor to SUMMIT but shall offer to sell to SUMMIT all acceptable accounts of an account debtor unless Client's elects not to sell any accounts of that account debtor to SUMMIT.

      22.   Collection of Chargeback Accounts.

                  Until a chargeback has been paid in full, SUMMIT shall retain the right to collect the account(s) giving rise to such chargeback. All out of pocket expenses, including reasonable attorneys fees and legal expenses, incurred by SUMMIT in seeking collection of such chargeback account(s) shall be added to the amount due for payment of said chargeback. Client's hereby authorizes SUMMIT to initiate any legal action to collect a chargeback account which is not paid by Client's within fifteen (15) days of chargeback. Client's further authorizes SUMMIT to settle or compromise any such chargeback account, in the sole discretion of SUMMIT subject only to acting in good faith, which has not been paid within fifteen (15) days of chargeback. Any deficiency remaining after such settlement or compromise shall remain as a chargeback.

      23.   No Third Party Beneficiary.

                  This Agreement is made for the sole and exclusive benefit of
            SUMMIT and Client's and is not intended to benefit any third party. No such third party may claim any right or benefit or seek to enforce any term or provision of this Agreement.

      24.   Indemnification.

                  Client's agree to indemnify SUMMIT for any and all claims, liabilities, and damages which may be awarded against SUMMIT, and for all reasonable attorneys fees, legal expenses and other expenses incurred in defending such claims, arising from or relating in any manner to the purchase of accounts pursuant to the terms of this Agreement, excluding claims based on the negligence or misconduct of SUMMIT. SUMMIT shall have sole and complete control of the defense of any such claims, and is hereby given authority to settle or otherwise compromise any such claims as SUMMIT, in good faith, determines shall be in its best interests.

      25.   Default and Remedies.

                  Time is of the essence of this agreement. The occurrence of any of the following events shall constitute a default under this Agreement and be termed an "Event of Default":

            a. Failure by Client's to promptly repurchase any account or pay any chargeback in accordance with the terms of this Agreement;

            b. Client's fails in the payment or performance of any obligation, covenant, agreement, or liability created by this Agreement;

            c. Any representation, warranty, or financial statement made by or on behalf of Client's in this Agreement, or on behalf of any guarantor of this Agreement, proves to have been false or materially misleading when made or furnished;

                                                Initial [_________] Date 3/29/01

            d. Any default or event which, with the giving of notice or the passage of time or both, occurs on any indebtedness of Client's or any such guarantor to others;

            e. Client's or any such guarantor becomes dissolved or terminated, or experiences a business failure;

            f. A receiver, trustee, or custodian is appointed for any part of Clients' or any such guarantor's property, or any part of Clients' or any such guarantor's property is assigned for the benefit of creditors;

            g. Any proceeding is commenced or petition filed under any bankruptcy or insolvency law by or against Client's or any such guarantor;

            h. Any judgment is entered against Client's or any such guarantor which may materially affect Clients' or any such guarantor's financial condition;

            i. Client's or any such guarantor becomes insolvent or unable to pay its debts as they mature; or

            j. The accounts purchased by SUMMIT from Client's become, for any reason whatsoever, substantially delinquent or uncollectible. Waiver of any Event of Default shall not constitute a waiver of any subsequent Event of Default.

                  Upon the occurrence of any event of Default and at any time thereafter, at the election of SUMMIT and without notice of such election, SUMMIT may terminate the right of Client's or factor accounts to SUMMIT and all obligations of Client's to SUMMIT shall become immediately due and payable. At the election of SUMMIT, all outstanding recourse accounts and outstanding limited recourse accounts which are eligible for chargeback may be immediately subject to chargeback. SUMMIT shall have the right to enter upon any premises where the Collateral or records pertaining thereto may be take possession of the Collateral and records relating thereto or, Client's shall, if requested by SUMMIT, assemble such Collateral and records at a place designated by SUMMIT. SUMMIT shall have all rights and remedies under the Uniform Commercial Code. Without notice to Client's, SUMMIT may obtain the appointment of a receiver of the business, property and assets of Client's and Client's consents to the appointment of SUMMIT or such person as SUMMIT may designate as such receiver. SUMMIT may continue to hold the Reserve for payment of any obligations of Client's to SUMMIT then existing or which may thereafter arise. At any time after the occurrence of an Event of Default, SUMMIT may, in its desecration, apply the reserve against obligations of Client's owing to SUMMIT. In the event the Reserve is applied against chargeback shall remain the property of SUMMIT and SUMMIT may continue to pursue and collect such accounts until all obligations of Client's to SUMMIT then owing or which may thereafter arise have been paid in full or are otherwise satisfied.

                  SUMMIT may sell, lease or otherwise dispose of any or all of the Collateral and, after deducting the reasonable costs and out-pocket expenses incurred by SUMMIT, including, without limitation, (1) reasonable attorney fees and legal expenses, (2) transportation and storage costs, (3) advertising of sale of the Collateral, (4) sale commissions, (5) sales tax, (6) costs for improving or repairing the Collateral, and (7) costs for preservation and protection of the Collateral, apply the remainder to pay, or to hold as a reserve against, the obligations secured by the Collateral.

      26.   Payment of Expenses and Attorneys Fees.

                  Client's shall pay all reasonable expenses of SUMMIT relating to the negotiation, drafting of documents, and documentation of this Agreement, and administration of this Agreement, including, without limitation, title insurance, recording fees, filing fees, reasonable attorneys fees and legal expenses, audit fees, inspection fees, wire transfer fees, and overnight delivery expenses, whether incurred in entering into this Agreement, in future amendments or modifications to this Agreement, or in ongoing administration of this Agreement. SUMMIT currently charges a fee for field audit of Clients' records and business of $600.00 per day plus travel expenses.

                  Upon occurrence of an Event of Default, Client's agrees to pay all costs and expenses, including reasonable attorney fees and legal expenses, incurred by SUMMIT in enforcing or exercising any remedies under this Agreement or any other rights and remedies.

                  Client's agrees to pay all expenses, including reasonable
            attorney fees and legal expenses, incurred by SUMMIT in any bankruptcy proceedings of any type involving Client's, this Agreement, or the Collateral, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral or relating to any plan of reorganization.

      27.   Bankruptcy Considerations.

                  In addition to any other covenants made herein by Client's,
            Client's covenant that they will notify SUMMIT of any voluntary or involuntary bankruptcy petition filed by or against Client's or any guarantor of this Agreement under the United States Bankruptcy Code, within twenty-four (24) hours of any such filing. Failure to notify SUMMIT of any such bankruptcy filing within twenty-four (24) hours shall constitute an Event of Default.

                  Client's acknowledges that this Agreement is a contract to extend debt financing or financial accommodations to or for the benefit of Client's within the meaning of 11 U.S.C. Section 365(c)(2) and, as such, may not be assumed or assigned. SUMMIT shall be under no obligation to purchase accounts under this Agreement from and after the filing of any voluntary or involuntary petition against Client's. However, SUMMIT may, at its sole option, agree to provide post-petition financing to the debtor and/or debtor-in-possession after the filing of a voluntary or involuntary bankruptcy petition by or against Client's. Any such agreement to provide post-petition financing shall not obligate SUMMIT to purchase accounts until such time as the Bankruptcy Court approves the post-petition financing agreement.

      28.   Jury Waiver, Exclusive Jurisdiction of Utah Courts.

                  Client's hereby irrevocably submits to the jurisdiction of any
            Utah State or Federal court sitting in Salt Lake County in any action or proceeding arising out of or relating to this Agreement, or any other agreements, and Client's hereby irrevocably agrees that all claims, with respect to such action or proceeding court. Client's hereby irrevocably waives, to the fullest extent Client's may effectively do so, the defense of inconvenient forum to the maintenance of such action or proceeding. Client's irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Clients' address specified in the Agreement. Client's agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other matter provided by law. Nothing in this Section shall affect SUMMIT'S right to serve legal process in any other manner permitted by law or affect SUMMIT'S right to bring an action or proceeding against Client's or Clients' properly in the courts of other jurisdictions.

            CLIENT'S HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION OR PROCEEDING ASSERTING ANY CAUSE OF ACTION, CLAIM, THIRD PARTY CLAIM OR COUNTERCLAIM (COLLECTIVELY, "CLAIMS") ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER AGREEMENT, OR THE COLLATERAL. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN SUMMIT, CLAIMS WHICH ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN SUMMIT AND CLIENT'S, AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, TORT OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND.

                                                Initial ___________ Date 3/29/01

      29. Severability of Invalid Provisions. Headings, Interpretations of Agreement.

                  Any provision of this Agreement which is prohibited or
            unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  All headings in this Agreement are inserted for convenience and shall not be considered part of the Agreement or be used in its interpretation.

                  All references in this Agreement to the singular shall be
            deemed to include the plural when the context so requires, and visa versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

      30.   Notices.

                  All notices hereunder shall be in writing and may be mailed, postage prepaid, addressed as follows:

                  To SUMMIT:

                        SUMMIT Financial Resources, L. P.
                        2323 South Foothill Drive
                        Salt Lake City, UT 84109
                        Attention: Director of Operations

                  To Client's:
                        JK Distribution Inc.
                        9127 Thrasher Avenue (P.O. Box 691447)
                        Los Angeles, CA 90069-9447
                        Attention: Robert A. Friedland

                        Jill Kelly Productions, Inc.
                        9127 Thrasher Avenue (P.O. Box 691447)
                        Los Angeles, CA 90069-9447
                        Attention: Robert A. Friedland

                  Any notice so mailed shall be deemed given three (3) days
            after mailing. Any notice otherwise delivered shall be deemed given when received by the addressee.

      31.   Survival of Representations. Warranties and Covenants.

                  All agreements, representations, warranties and covenants made herein by Client's shall survive the execution and delivery of this Agreement and any bankruptcy proceedings involving Client's and shall continue in effect so long as any obligation to SUMMIT contemplated by this Agreement is outstanding and unpaid, notwithstanding any termination of this Agreement.

      32.   Assignability.

                  This Agreement is not assignable or transferable by Client's and any such purported assignment or transfer is void. This Agreement shall be binding upon the successors of Client's. Client's acknowledges and agrees that SUMMIT may assign all or any portion of this Agreement, including, without limitation, assignment of the rights, benefits and remedies of SUMMIT hereunder without any assignment of the duties, obligations or liabilities of SUMMIT hereunder.

      33.   Integrated Agreement. Amendment, Headings. Governing Law.

                  This Agreement shall replace and supersede any prior agreement between Client's and SUMMIT.

                  This Agreement and the documents identified or contemplated herein constitute the entire agreement between SUMMIT and Client's as to the subject matter hereof and may not be altered or amended except by written agreement signed by SUMMIT and Client's. No provision hereof may be waived by SUMMIT except upon written waiver executed by SUMMIT. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah and this Agreement shall be deemed to have been executed by the parties in the State of Utah.

Dated: 3/29, 2001.

                                       JK Distribution Inc.

                                       BY: /s/ Robert A. Friedland
                                           -----------------------------------
                                           Robert A. Friedland
                                       Title (Its): Chairman/CEO

                                       Jill Kelly Productions, Inc.

                                       By: /s/ Robert A. Friedland
                                           -----------------------------------
                                           Robert A. Friedland
                                       Title (Its): Chairman/CEO

Witnessed or verified signature by: [ILLEGIBLE]

                                       SUMMIT Financial Resources, L. P.,
                                       a Hawaii limited partnership

                                       By: [ILLEGIBLE]

                                       Title: Authorized Representative

                                                      Initial_____ Date ________

                                       8